UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 27, 2004
OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

        On August 27, 2004, OGE Energy Corp. (“Energy Corp.”), the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Oklahoma Corporation Commission approved the 15-year power sales agreement between the Company and Smith Cogeneration under which the Company will continue to purchase power from Smith Cogeneration’s PowerSmith facility at Dayton Tire. This press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Press release dated August 27, 2004, announcing Winners Abound in OG&E, Smith Contract Approval.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

August 31, 2004

Exhibit 99.01

Winners Abound in OG&E, Smith Contract Approval
Electric customers, Dayton plant, Oklahoma economy benefit from OCC action

OKLAHOMA CITY – OG&E Electric Services applauded the Oklahoma Corporation Commission’s approval today of the company’s new power supply contract with PowerSmith Cogeneration.

“We’re happy to reach today’s approval,” said OG&E spokesman Brian Alford. “It was the culmination of a lot of hard work and tough, thoughtful negotiations. We believe the Commissioners’ decision demonstrates the excellent leadership this state has in business and government alike, and the mutual commitment to do what’s in the best interest of Oklahoma.”

Alford said that today’s Commission action will help ensure OG&E’s electric customers save approximately $30 million over the life of the new 15-year contract. It also represents a major step toward preserving 1,800 jobs and the $800 million annual impact on Oklahoma’s economy created by the Dayton Tire facility, which is located adjacent to the Smith power plant.

The contract allows PowerSmith to continue supplying Dayton the steam used in its tire manufacturing process. It also benefits OG&E’s customers with lower costs and sustained reliability of electric service, and benefits PowerSmith Cogeneration by keeping its Oklahoma City power plant operating.

“We recognize that the Commissioners have a responsibility to serve the best interests of our entire state and it is often difficult to find solutions to the complex issues they face,” Alford said. “The contract they approved today creates a win-win solution for our customers, Dayton Tire, PowerSmith and our state’s economy.”

OG&E’s existing contract with Smith expires Aug. 31.

OG&E, a subsidiary of OGE Energy Corp. (NYSE: OGE) serves approximately 728,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline company with principal operations in Oklahoma and Arkansas.